UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)  (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As previously reported, in December 2011, India Globalization Capital, Inc (“IGC”) acquired a 95% equity interest in Linxi HeFei Economic and Trade Co., known as Linxi H&F Economic and Trade Co., a People’s Republic of China-based company (“PRC Ironman”), by acquiring 100% of the equity of H&F Ironman Limited, a Hong Kong company (“HK Ironman”). The Acquisition was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, “Business Combinations.” Further information on this acquisition and the purchase price allocation was set out in IGC’s Form 10-K for fiscal year ended March 31, 2012 filed with the SEC on July 16, 2012. In February 2015, IGC filed a lawsuit in the circuit court of Maryland related to the acquisition seeking to have the court order rescission of the underlying 2011 Acquisition Agreement and to void any past or future transfer of IGC shares to the defendants-sellers.
As reported in IGC’s Form 10-K for the fiscal year ended March 31, 2016 filed with the SEC on July 14, 2016, PRC Ironman assets include three beneficiation plants located on 2.2 square kilometers of hills in southwest Linxi in the autonomous region of eastern Inner Mongolia, under the administration of Chifeng City, Inner Mongolia, which is located 250 miles from Beijing, 185 miles from Tianjin Port and 125 miles from Jinzhou Port. At the time of purchase on December 30, 2011, the beneficiation plants consisted of buildings with a gross value of approximately $1 million plant and equipment with gross value of approximately $5 million and construction in progress with a gross value of approximately $4 million, along with other assets such as office equipment, furniture, fixtures, computer equipment and vehicles.  Effective December 30, 2016, IGC gave up control of the PRC Ironman assets described above, and effectively cancelled approximately 2.2 million shares of common stock of IGC.  The approximate net impact on the Company’s financial statements to be reflected in IGC’s Form 10-Q for the quarter ended December 31, 2016 is a reduction in common stock and a corresponding reduction in gross assets by approximately $8 million, and a one-time increase in income of approximately $300,000 depending on the RMB to USD exchange rate.
Item 9.01.   Financial Statements and Exhibits

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b), the unaudited proforma condensed consolidated financial statements showing the effects of the transaction as required to be filed pursuant to Rule 8-05 of Regulation S-X for smaller reporting companies will be filed by amendment to this report on Form 8-K within the stipulated period.

(d)  Exhibits.

The following Exhibits are attached to this report:

Exhibit No.	Description

99.1	Proforma Financial Information. *

99.2	Press Release dated January 6, 2017.

* To filed by amendment to this report on Form 8-K within the stipulated period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: January 6, 2017	By:	/s/ John Cherin
John Cherin
CFO, Treasurer, Principal Accounting and Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Proforma Financial Information. *

99.2	Press Release dated January 6, 2017.

* To filed by amendment to this report on Form 8-K within the stipulated period.